UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 17, 2009, Avon Products, Inc. (the “Company”) filed a Current Report on Form 8-K (the “February 17, 2009 Form 8-K”) regarding a new restructuring program under the Company’s multi-year turnaround plan. At that time, we indicated that the Company anticipated restructuring charges and other costs to implement initiatives under the new program in the range of $300 to $400 million before taxes over the next several years, with implementation anticipated to begin in the second half of 2009 and to be completed by 2012 - 2013. At that time, the Company was not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith, as required by this Item 2.05. In the February 17, 2009 Form 8-K, the Company undertook to file an amendment to the report after it makes a determination of such amounts. The Company is filing this Form 8-K/A to amend the February 17, 2009 Form 8-K to update the disclosure therein under Item 2.05.

On July 17, 2009, a committee of the Board of Directors, as authorized by the Board of Directors, approved the termination of employees and other actions under initiatives to realign certain manufacturing facilities; realign certain support functions to a more regional basis; and reorganize certain other functions. In addition, an officer of the Company, as authorized by a committee of the Board of Directors, has approved the termination of employees and other actions under initiatives to reorganize certain functions. These approved initiatives are expected to be completed by 2012 - 2013 and are part of the restructuring program announced in the February 17, 2009 Form 8-K. The Company expects it will record total restructuring charges (primarily all of which will result in future cash expenditures) of approximately $90 to $95 million before taxes for employee-related costs in connection with initiatives approved to date. The Company expects approximately $67 million of these restructuring charges will be recorded in the second quarter of 2009. Additionally, the Company expects it will record total other costs to implement (such as professional service fees and accelerated depreciation) of approximately $70 to $75 million before taxes in connection with initiatives approved to date. The Company expects approximately $10 million of these other costs to implement will be recorded in the second quarter of 2009.

At this time, the Company is still reviewing additional initiatives under the new restructuring program and is not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith, as required by this Item 2.05. The Company will file an additional amendment to the February 17, 2009 Form 8-K after it makes a determination of such amounts.

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Charles W. Cramb
Charles W. Cramb
Vice Chairman, Chief Finance and Strategy Officer

Date: July 22, 2009

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